UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2019

FELLAZO INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39002	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jinshan Building East, Unit 1903

568 Jinshan West Road

Yong Kang City, Zhejiang Province

People’s Republic of China 321300

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (86) 13012855255

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, one Right and one Warrant	FLLCU	The NASDAQ Stock Market LLC
Ordinary Shares, par value $0.0001 per share	FLLC	The NASDAQ Stock Market LLC
Rights, exchangeable into one-tenth of one Ordinary Share	FLLCR	The NASDAQ Stock Market LLC
Warrants, each exercisable for one-half of one Ordinary Share, each whole Ordinary Share exercisable at $11.50 per whole share	FLLCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the current report on Form 8-K filed by Fellazo Inc. (the “Company”) with the Securities and Exchange Commission on December 10, 2019 (the “Original Filing”). The purpose of this Amendment No. 1 is provide additional information regarding the matters reported on in the Original Filing and to include a letter from Marcum LLP as an exhibit.

Item 4.01      Change in Registrant’s Certifying Accountant.

(a) Resignation of Previous Independent Registered Public Accounting Firm

As Fellazo Inc. (the “Company”) disclosed, on December 4, 2019 (the “Effective Date”), Marcum LLP (“Marcum”) notified the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company that it resigned as the Company’s independent registered public accounting firm effective on such date. The Audit Committee accepted Marcum’s resignation. Since Marcum’s engagement on November 14, 2019 (the “Engagement Date”), Marcum did not issue any audit report on the Company’s financial statements nor did Marcum complete any review of the Company’s interim period financial statements.

From the Engagement Date through the Effective Date, except as set forth below, there were no disagreements or reportable events (as those terms are defined in Item 304(a)(1) of Regulation S-K) between the Company and Marcum on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements or reportable events, if not resolved to the satisfaction of Marcum, would have given rise to a disagreement or difference of opinion or caused Marcum to make reference to such matters in connection with Marcum’s report on the Company’s financial statements. Marcum advised the Company that it resigned because Marcum was unable to conclude its review with respect to the Company’s interim financial statements for the quarterly period ended September 30, 2019 pursuant to AS 4105. Marcum further advised the Company that it had not received satisfactory responses and explanations to its inquiries regarding certain related party transactions, including an advance of $250,000 to the Company’s Sponsor, as well as advances or payments to the Company’s CEO and compensation to the Company’s non-independent directors, who serve as the Company’s management. In addition, Marcum questioned a management agent agreement with a third party, given the Company previously entered into an administrative services agreement for similar services with the Sponsor. As a result of these matters, Marcum concluded it could not rely on the representations of management. After Marcum’s resignation, the Audit Committee expects shortly to engage an independent law firm to conduct an investigation into these matters.

Additional information with respect to these matters is set forth in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 18, 2019, after Marcum’s resignation.

Except for the written correspondence from Marcum to the Board and the Audit Committee in connection with Marcum’s resignation, Marcum did not otherwise discuss these matters with the Company’s directors other than with the Company’s management. The Company has authorized Marcum to respond fully to the inquiries of its successor accountant, if any, concerning the subject matter of the foregoing communication.

The Company provided Marcum with a copy of this Current Report on Form 8-K prior to its filing with the SEC and requested that Marcum provide the Company with a letter addressed to the SEC stating whether Marcum agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K. A copy of such letter, dated December 23, 2019, furnished by Marcum in response to that request is be filed as Exhibit 16.1 to this report.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter of Marcum LLP, dated December 23, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2019	FELLAZO INC.

	By:	/s/ Nicholas Ting Lun Wong
Name: Nicholas Ting Lun Wong
Title: Chief Executive Officer

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